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                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Just For Feet, Inc. and subsidiaries on Form S-3 of our report dated April 12, 1996 appearing in the Annual Report on Form 10-K of Just For Feet, Inc. and subsidiaries for the year ended January 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Birmingham, Alabama
May 31, 1996